NEWS RELEASE
Exhibit 99.1

MATTEL REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS

Second Quarter 2024 Highlights Versus Prior Year
•Net Sales of $1,080 million, down 1% as reported, and comparable in constant currency
•Gross Margin of 49.2%, an increase of 410 basis points; Adjusted Gross Margin of 49.2%, an increase of 430 basis points
•Operating Income of $83 million, an improvement of $20 million; Adjusted Operating Income of $96 million, an improvement of $21 million
•Net Income of $57 million, an improvement of $30 million
•Earnings per Share of $0.17 compared to $0.08 per share; Adjusted Earnings per Share of $0.19 compared to $0.10 per share
•Adjusted EBITDA of $171 million, an improvement of $23 million
•Repurchased $100 million of shares, bringing first half total to $200 million
•Company reiterates 2024 guidance

EL SEGUNDO, Calif., Jul. 23, 2024 – Mattel, Inc. (NASDAQ: MAT) today reported second quarter 2024 financial results.
Ynon Kreiz, Chairman and CEO of Mattel, said: “This was a good quarter for Mattel, where we achieved significant gross margin expansion, and growth in Adjusted EBITDA and Adjusted EPS. We further strengthened our balance sheet and more than doubled free cash flow in the trailing twelve-month period. Mattel is well positioned for the second half, with new product innovation and increased retail support. We are in a strong financial position to execute our strategy to grow our IP-driven toy business and expand our entertainment offering.”
Anthony DiSilvestro, CFO of Mattel, added: “Mattel achieved another quarter of increased profitability. We continue to generate significant cash flow and are executing our capital allocation priorities, with the expectation to continue share repurchases in the second half of the year. We expect to achieve our 2024 guidance and grow both sales and earnings in 2025.”
Financial Overview
For the second quarter, Net Sales were down 1% as reported, and comparable in constant currency, versus the prior year’s second quarter. Reported Operating Income was $83 million, an improvement of $20 million, and Adjusted Operating Income was $96 million, an improvement of $21 million. Reported Earnings Per Share were $0.17, an improvement of $0.09 per share, and Adjusted Earnings Per Share were $0.19, an improvement of $0.09 per share.
For the first six months of the year, Net Sales declined 1% as reported and in constant currency, versus the prior year’s first six months. Reported Operating Income was $48 million, an improvement of $100 million, and Adjusted Operating Income was $73 million, an improvement of $85 million. Reported Earnings Per Share were $0.08, an improvement of $0.30, and Adjusted Earnings Per Share were $0.14, an improvement of $0.28.
Net Sales in the North America segment decreased 3% as reported and in constant currency.
Gross Billings in the North America segment decreased 3% as reported and in constant currency, due to declines in Infant, Toddler, and Preschool (primarily Preschool Entertainment and Baby Gear & Power Wheels, partially offset by growth in Fisher-Price), Dolls (primarily Barbie), and Vehicles (primarily Matchbox and Hot Wheels), partly offset by growth in Action Figures, Building Sets, Games, and Other (primarily Games).
Net Sales in the International segment increased 2% as reported, or 3% in constant currency.

NEWS RELEASE
Gross Billings in the International segment decreased 1% as reported and were comparable in constant currency, due to declines in Dolls (primarily Barbie and Disney Princess and Frozen), and Action Figures, Building Sets, Games, and Other (primarily Action Figures, partially offset by growth in Games), partly offset by growth in Vehicles (primarily Hot Wheels), and Infant, Toddler, and Preschool (primarily Fisher-Price).
Reported Gross Margin increased to 49.2%, versus 45.1% in the prior year’s second quarter, and Adjusted Gross Margin increased to 49.2%, versus 44.9%. The increase in Gross Margin was primarily driven by savings from the Optimizing for Profitable Growth program, cost deflation, lower sales adjustments, and lower inventory management costs.
Reported Other Selling and Administrative Expenses increased $37 million, to $374 million, primarily due to market-related pay increases and investments. Adjusted Other Selling and Administrative Expenses increased $37 million, to $361 million, primarily due to the same factors.
For the six months ended June 30, 2024, Cash Flows Used for Operating Activities were $217 million, an improvement of $108 million, primarily driven by higher net earnings. Cash Flows Used for Investing Activities were $73 million, an increase of $11 million, primarily due to lower proceeds from foreign currency forward contracts. Cash Flows Used for Financing Activities and Other were $249 million, an increase of $175 million, primarily due to $150 million of higher share repurchases in the first six months of 2024.
Gross Billings by Categories
For the second quarter, Worldwide Gross Billings for Dolls were $414 million, down 6% as reported, or 5% in constant currency, versus the prior year’s second quarter, primarily due to declines in Barbie and Disney Princess and Frozen.
Worldwide Gross Billings for Infant, Toddler, and Preschool were $190 million, down 4% as reported, or 3% in constant currency, primarily due to declines in Preschool Entertainment and Baby Gear & Power Wheels, partially offset by growth in Fisher-Price.
Worldwide Gross Billings for Vehicles were $370 million, up 2% as reported, and in constant currency, primarily driven by growth in Hot Wheels.
Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $227 million, up 1% as reported, and in constant currency, primarily driven by growth in Games, partially offset by declines in Action Figures.
2024 Guidance
Mattel’s full year 2024 guidance remains:

(in millions, except EPS and percentages)	FY2024 Guidance	FY2023
Net Sales	Comparable (Constant Currency)	$5,441
Adjusted Gross Margin	48.5 - 49%	47.5%
Adjusted EPS	$1.35 - $1.45	$1.23
Adjusted EBITDA	$975 - $1,025	$948
Adjusted Tax Rate	23 - 24%	23%
Capital Expenditures	$175 - $200	$160
Free Cash Flow	~ $500	$709
A reconciliation of Mattel’s non-GAAP financial measures on a forward-looking basis, including Net Sales on a constant currency basis, Adjusted Gross Margin, Adjusted EPS, Adjusted EBITDA, Adjusted Tax Rate, and Free Cash Flow is not available without unreasonable effort. Mattel is unable to predict with sufficient certainty items that would be excluded from the corresponding GAAP measures, including the effect of foreign currency exchange rate fluctuations, unusual gains and losses or charges, and severance and restructuring charges, due to the unpredictable nature of such items, which may have a significant impact on Mattel’s GAAP measures.
We are operating in a macro-economic environment that may impact consumer demand. The guidance considers what the company is aware of today, but remains subject to market volatility, unexpected disruptions, and other risks and uncertainties.

NEWS RELEASE
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Standard Time) today, Mattel will host a conference call with investors and financial analysts to discuss its latest financial results. The conference call will be webcast on Mattel's Investor Relations website, https://investors.mattel.com. To listen to the live call, log on to the website at least 10 minutes early to register, download, and install any necessary audio software. An archive of the webcast will be available on Mattel's Investor Relations website for 12 months and may be accessed beginning approximately three hours after the completion of the live call.

NEWS RELEASE
Cautionary Note Regarding Forward-Looking Statements
Mattel cautions the reader that this press release contains a number of forward-looking statements, which are statements that relate to the future and are, by their nature, uncertain. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding Mattel’s guidance and goals for future periods and other future events. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “look forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond Mattel’s control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products on a timely and cost-effective basis; (ii) sufficient interest in and demand for the products and entertainment Mattel offers by retail customers and consumers to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vii) the effect of inflation on Mattel’s business, including cost inflation in supply chain inputs and increased labor costs, as well as pricing actions taken in an effort to mitigate the effects of inflation; (viii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (ix) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns; (x) the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques, increases the risk of underproduction, overproduction , and shipping delays; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) work disruptions, including as a result of supply chain disruption such as plant or port closures, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products that consumers choose to buy instead of competitive products, the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties, and the ability to attract and retain talented employees and adapt to evolving workplace models; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, tariffs, trade policies, product safety, or sustainability, which may increase Mattel’s product costs and other costs of doing business, and reduce Mattel’s earnings and liquidity; (xvi) business disruptions or other unforeseen impacts due to economic instability, political instability, civil unrest, armed hostilities (including the impact of the war in Ukraine and geopolitical developments in the Middle East), natural and man-made disasters, pandemics or other public health crises, or other catastrophic events; (xvii) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xviii) the impact of other market conditions or third party actions or approvals, including those that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results; (xix) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xx) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxi) Mattel’s ability to navigate regulatory frameworks in connection with new areas of investment, product development, or other business activities, such as artificial intelligence, non-fungible tokens, and cryptocurrency; (xxii) an inability to remediate the material weakness in Mattel's internal control over financial reporting, or additional material weaknesses or other deficiencies in the future or the failure to maintain an effective system of internal control; and (xxiii) other risks and uncertainties as may be described in Mattel’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent periodic filings, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

NEWS RELEASE
Presentation Information / Non-GAAP Financial Measures
The financial results included herein represent the most current information available to management and are preliminary until Mattel’s Form 10-Q is filed with the SEC. Actual results may differ from these preliminary results.
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Other Selling and Administrative Expenses, Adjusted Operating Income/Loss, Adjusted Operating Income/Loss Margin, Adjusted Earnings Per Share, earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Free Cash Flow Conversion (Free Cash Flow / Adjusted EBITDA), Leverage Ratio (Total Debt / Adjusted EBITDA), Net Debt, Adjusted Tax Rate, and constant currency. Mattel uses these measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance, and each is discussed below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of Mattel’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by other companies. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, https://investors.mattel.com/, under the subheading “Financial Information – Quarterly Earnings.”
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin represent reported Gross Profit and reported Gross Margin, respectively, adjusted to exclude severance and restructuring expenses. Adjusted Gross Margin represents Mattel’s Adjusted Gross Profit, as a percentage of Net Sales. Adjusted Gross Profit and Adjusted Gross Margin are presented to provide additional perspective on underlying trends in Mattel’s core Gross Profit and Gross Margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Other Selling and Administrative Expenses
Adjusted Other Selling and Administrative Expenses represents Mattel’s reported Other Selling and Administrative Expenses, adjusted to exclude severance and restructuring expenses, and the impact of the inclined sleeper product recalls, which are not part of Mattel’s core business. Adjusted Other Selling and Administrative Expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Operating Income/Loss and Adjusted Operating Income/Loss Margin
Adjusted Operating Income/Loss and Adjusted Operating Income/Loss Margin represent reported Operating Income/Loss and reported Operating Income/Loss Margin, respectively, adjusted to exclude severance and restructuring expenses, and the impact of the inclined sleeper product recalls, which are not part of Mattel’s core business. Adjusted Operating Income/Loss Margin represents Mattel’s Adjusted Operating Income/Loss, as a percentage of Net Sales. Adjusted Operating Income/Loss and Adjusted Operating Income/Loss Margin are presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Earnings Per Share
Adjusted Earnings Per Share represents Mattel’s reported Diluted Earnings Per Common Share, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of changes to certain deferred tax assets, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments and dividing by the reported weighted-average number of common shares. Adjusted Earnings Per Share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted Earnings Per Share is a performance measure and should not be used as a measure of liquidity.

NEWS RELEASE
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s Net Income/Loss, adjusted to exclude the impact of interest expense, taxes, depreciation, and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation, severance and restructuring expenses, the impact of the inclined sleeper product recalls, the impact of sale of assets, and loss on liquidation of a subsidiary, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in its industry with similar capital structures. The presentation of Adjusted EBITDA differs from how Mattel calculates EBITDA for purposes of covenant compliance under the indentures governing its high yield senior notes and the revolving credit agreement governing its revolving credit facility. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of Mattel’s business. As a result, Mattel relies primarily on its GAAP results and uses EBITDA and Adjusted EBITDA only supplementally.
Free Cash Flow and Free Cash Flow Conversion
Free Cash Flow represents Mattel’s net cash flows from operating activities less capital expenditures. Free Cash Flow Conversion represents Mattel’s free cash flow divided by Adjusted EBITDA. Mattel believes Free Cash Flow and Free Cash Flow Conversion are useful supplemental information for investors to gauge Mattel’s liquidity and performance and to compare Mattel’s business performance to other companies in our industry. Free Cash Flow does not represent cash available to Mattel for discretionary expenditures.
Leverage Ratio (Total Debt / Adjusted EBITDA)
The leverage ratio is calculated by dividing Total Debt by Adjusted EBITDA. Total Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, excluding the impact of debt issuance costs and debt discount. Mattel believes the leverage ratio is useful supplemental information for investors to gauge trends in Mattel’s business and to compare Mattel’s business performance to other companies in its industry.
Net Debt
Net Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, less cash and cash equivalents. Mattel believes Net Debt is useful supplemental information for investors to monitor Mattel’s liquidity and evaluate its balance sheet.
Adjusted Tax Rate
The Adjusted Tax Rate is calculated by dividing Adjusted Provision for Income Taxes by Adjusted Income Before Income Taxes. Adjusted Income Before Income Taxes represents reported Income Before Income Taxes, adjusted to exclude severance and restructuring expenses, and the impact of inclined sleeper product recalls. The Adjusted Provision for Income Taxes represents reported Provision for Income Taxes, adjusted to exclude the aggregate tax effect of adjustments. Mattel believes the adjusted tax rate provides useful supplemental information for investors to gauge and compare the impact of tax expense on Mattel's earnings results from one period to another.
Constant Currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.

NEWS RELEASE
Key Performance Indicator
Gross Billings
Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Billings are discussed because, while Mattel records the details of sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with categories, brands, and individual products.
About Mattel
Mattel is a leading global toy and family entertainment company and owner of one of the most iconic brand portfolios in the world. We engage consumers and fans through our franchise brands, including Barbie®, Hot Wheels®, Fisher-Price®, American Girl®, Thomas & Friends™, UNO®, Masters of the Universe®, Matchbox®, Monster High®, MEGA® and Polly Pocket®, as well as other popular properties that we own or license in partnership with global entertainment companies. Our offerings include toys, content, consumer products, digital and live experiences. Our products are sold in collaboration with the world’s leading retail and ecommerce companies. Since its founding in 1945, Mattel is proud to be a trusted partner in empowering generations to explore the wonder of childhood and reach their full potential. Visit us at mattel.com.

Contacts:

Securities Analysts	News Media
David Zbojniewicz	Catherine Frymark
david.zbojniewicz@mattel.com	catherine.frymark@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended June 30,						For the Six Months Ended June 30,
(In millions, except per share and percentage information)	2024		2023		% Change as Reported	% Change in Constant Currency	2024		2023		% Change as Reported	% Change in Constant Currency
	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,079.7		$1,087.2		-1%	—%	$1,889.2		$1,901.7		-1%	-1%
Cost of Sales	549.0	50.8%	597.4	54.9%	-8%		969.6	51.3%	1,086.1	57.1%	-11%
Gross Profit	530.7	49.2%	489.8	45.1%	8%	10%	919.6	48.7%	815.6	42.9%	13%	13%
Advertising and Promotion Expenses	73.7	6.8%	90.0	8.3%	-18%		145.2	7.7%	166.1	8.7%	-13%
Other Selling and Administrative Expenses	373.8	34.6%	337.0	31.0%	11%		726.8	38.5%	701.8	36.9%	4%
Operating Income (Loss)	83.2	7.7%	62.8	5.8%	33%	68%	47.7	2.5%	(52.3)	-2.7%	-191%	-130%
Interest Expense	30.0	2.8%	30.6	2.8%	-2%		60.0	3.2%	61.8	3.2%	-3%
Interest (Income)	(12.4)	-1.1%	(4.3)	-0.4%	187%		(29.7)	-1.6%	(10.8)	-0.6%	174%
Other Non-Operating Expense (Income), Net	6.1		(2.1)				11.7		(3.6)
Income (Loss) Before Income Taxes	59.5	5.5%	38.6	3.6%	54%	130%	5.6	0.3%	(99.6)	-5.2%	-106%	-87%
Provision (Benefit) from Income Taxes	9.2		14.4				(11.6)		(12.6)
(Income) from Equity Method Investments	(6.5)		(3.0)				(11.4)		(7.7)
Net Income (Loss)	$56.9	5.3%	$27.2	2.5%	109%		$28.6	1.5%	$(79.3)	-4.2%	-136%
Net Income (Loss) Per Common Share - Basic	$0.17		$0.08				$0.08		$(0.22)
Weighted-Average Number of Common Shares	342.2		354.6				344.6		354.7
Net Income (Loss) Per Common Share - Diluted	$0.17		$0.08				$0.08		$(0.22)
Weighted-Average Number of Common and Potential Common Shares	344.4		357.2				347.4		354.7
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	June 30,		December 31,
	2024	2023	2023
(In millions)	(Unaudited)
Assets
Cash and Equivalents	$722.4	$299.9	$1,261.4
Accounts Receivable, Net	839.4	890.9	1,081.8
Inventories	776.9	971.6	571.6
Prepaid Expenses and Other Current Assets	265.7	261.3	207.5
Total Current Assets	2,604.4	2,423.7	3,122.3
Property, Plant, and Equipment, Net	444.9	464.1	465.5
Right-of-Use Assets, Net	292.4	296.2	313.2
Goodwill	1,383.4	1,384.2	1,384.5
Other Noncurrent Assets	1,180.8	1,329.5	1,150.2
Total Assets	$5,905.8	$5,897.8	$6,435.8

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$1,005.4	$1,021.7	$1,308.6
Income Taxes Payable	5.7	9.4	33.9
Total Current Liabilities	1,011.2	1,031.1	1,342.5
Long-Term Debt	2,332.2	2,327.8	2,330.0
Noncurrent Lease Liabilities	243.2	243.8	259.5
Other Noncurrent Liabilities	346.1	332.8	354.6
Stockholders’ Equity	1,973.1	1,962.4	2,149.2
Total Liabilities and Stockholders’ Equity	$5,905.8	$5,897.8	$6,435.8

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	June 30,
	2024	2023
Key Balance Sheet Data:
Accounts Receivable, Net Days of Sales Outstanding (DSO)	70	74

	For the Six Months Ended June 30,
(In millions)	2024	2023
Condensed Cash Flow Data:
Cash Flows (Used for) Operating Activities	$(217)	$(326)
Cash Flows (Used for) Investing Activities	(73)	(62)
Cash Flows (Used for) Financing Activities and Other	(249)	(74)
Decrease in Cash and Equivalents	$(539)	$(461)
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
(In millions, except percentage information)	2024	2023	Change	2024	2023	Change
Gross Profit
Gross Profit, As Reported	$530.7	$489.8		$919.6	$815.6
Gross Margin	49.2%	45.1%	410 bps	48.7%	42.9%	580 bps
Adjustments:
Severance and Restructuring Expenses	0.4	(1.2)		2.6	(1.2)
Gross Profit, As Adjusted	$531.1	$488.6		$922.2	$814.4
Adjusted Gross Margin	49.2%	44.9%	430 bps	48.8%	42.8%	600 bps

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$373.8	$337.0	11%	$726.8	$701.8	4%
% of Net Sales	34.6%	31.0%	360 bps	38.5%	36.9%	160 bps
Adjustments:
Severance and Restructuring Expenses	(10.4)	(9.8)		(16.7)	(33.7)
Inclined Sleeper Product Recalls	(2.2)	(3.4)		(5.9)	(7.7)
Other Selling and Administrative Expenses, As Adjusted	$361.2	$323.8	12%	$704.1	$660.3	7%
% of Net Sales	33.5%	29.8%	370 bps	37.3%	34.7%	260 bps

Operating Income (Loss)
Operating Income (Loss), As Reported	$83.2	$62.8	33%	$47.7	$(52.3)	n/m
Operating Income (Loss) Margin	7.7%	5.8%	190 bps	2.5%	-2.7%	520 bps
Adjustments:
Severance and Restructuring Expenses	10.8	8.6		19.3	32.5
Inclined Sleeper Product Recalls	2.2	3.4		5.9	7.7
Operating Income (Loss), As Adjusted	$96.2	$74.7	29%	$72.9	$(12.0)	n/m
Adjusted Operating Income (Loss) Margin	8.9%	6.9%	200 bps	3.9%	-0.6%	450 bps

[1] Amounts may not sum due to rounding.
n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In millions, except per share and percentage information)	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change
Earnings Per Share
Net Income (Loss) Per Common Share, As Reported	$0.17	$0.08	113%	$0.08	$(0.22)	n/m
Adjustments:
Severance and Restructuring Expenses	0.03	0.02		0.06	0.09
Inclined Sleeper Product Recalls	0.01	0.01		0.02	0.02
Tax Effect of Adjustments[2]	(0.01)	(0.01)		(0.02)	(0.03)
Net Income (Loss) Per Common Share, As Adjusted	$0.19	$0.10	90%	$0.14	$(0.14)	n/m

EBITDA and Adjusted EBITDA
Net Income (Loss), As Reported	$56.9	$27.2	109%	$28.6	$(79.3)	n/m
Adjustments:
Interest Expense	30.0	30.6		60.0	61.8
Provision (Benefit) from Income Taxes	9.2	14.4		(11.6)	(12.6)
Depreciation	34.1	34.3		68.6	68.0
Amortization	7.8	9.5		15.6	19.0
EBITDA	138.0	116.1		161.3	56.9
Adjustments:
Share-Based Compensation	19.8	20.0		37.8	36.9
Severance and Restructuring Expenses	10.8	8.6		19.3	32.5
Inclined Sleeper Product Recalls	2.2	3.4		5.9	7.7
Adjusted EBITDA	$170.8	$148.0	15%	$224.3	$134.1	67%

Free Cash Flow
Net Cash Flows (Used for) Operating Activities				$(217.4)	$(325.6)
Capital Expenditures				(65.4)	(73.4)
Free Cash Flow				$(282.9)	$(399.0)

[1] Amounts may not sum due to rounding.
[2] The aggregate tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments, and dividing by the reported weighted average number of common and potential common shares.

n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,
(In millions, except percentage and pts information)	2024	2023	Change
Tax Rate
Income Before Income Taxes, As Reported	$59.5	$38.6
Adjustments:
Severance and Restructuring Expenses	10.8	8.6
Inclined Sleeper Product Recalls	2.2	3.4
Income Before Income Taxes, As Adjusted	$72.5	$50.6

Provision for Income Taxes, As Reported	$9.2	$14.4
Adjustments:
Tax Effect of Adjustments[2]	3.1	2.8
Provision for Income Taxes, As Adjusted	$12.3	$17.2

Tax Rate, As Reported	15%	37%	-22 pts
Tax Rate, As Adjusted	17%	34%	-17 pts

	June 30,
	2024	2023
Net Debt
Long-Term Debt	$2,332.2	$2,327.8
Adjustments:
Cash and Equivalents	(722.4)	(299.9)
Net Debt	$1,609.8	$2,027.9

[1] Amounts may not sum due to rounding.
[2] Tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Trailing Twelve Months Ended June 30,
(In millions, except percentage and pts information)	2024	2023	Change
Leverage Ratio (Total Debt/Adjusted EBITDA)
Total Debt
Long-Term Debt	$2,332.2	$2,327.8
Adjustments:
Debt Issuance Costs and Debt Discount	17.8	22.2
Total Debt	$2,350.0	$2,350.0
EBITDA and Adjusted EBITDA
Net Income, As Reported	$322.2	$226.7	42%
Adjustments:
Interest Expense	122.1	128.7
Provision for Income Taxes	270.5	72.8
Depreciation	140.1	140.9
Amortization	34.5	37.9
EBITDA	889.4	607.0
Adjustments:
Share-Based Compensation	84.2	68.1
Severance and Restructuring Expenses	46.5	46.3
Inclined Sleeper Product Recalls	16.2	6.9
Sale of Assets	1.8	(8.3)
Loss on Liquidation of Argentina Subsidiary[2]	—	45.4
Adjusted EBITDA	$1,038.0	$765.3	36%

Total Debt / Net Income	7.3x	10.4x
Leverage Ratio (Total Debt / Adjusted EBITDA)	2.3x	3.1x

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$978.0	$542.2	80%
Capital Expenditures	(152.3)	(181.4)
Free Cash Flow	$825.7	$360.8	129%

Net Cash Flows Provided by Operating Activities / Net Income	304%	239%	65 pts
Free Cash Flow Conversion (Free Cash Flow/Adjusted EBITDA)	80%	47%	33 pts
1 Amounts may not sum due to rounding.
2 During the trailing twelve months ended June 30, 2023, the liquidation of Mattel’s subsidiary in Argentina was substantially completed, and Mattel recognized its cumulative translation adjustments of $45.4 million as a loss in other non-operating expense, net.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

For the Year Ended December 31,
(In millions, except percentage and per share information)	2023
Gross Profit
Gross Profit, As Reported	$2,583.7
Gross Margin	47.5%
Adjustments:
Severance and Restructuring Expenses	(1.2)
Gross Profit, As Adjusted	$2,582.6
Adjusted Gross Margin	47.5%

Earnings Per Share
Net Income Per Common Share, As Reported	$0.60
Adjustments:
Severance and Restructuring Expenses	0.17
Inclined Sleeper Product Recalls	0.05
Changes to Deferred Tax Assets[2]	0.45
Tax Effect of Adjustments[3]	(0.04)
Net Income Per Common Share, As Adjusted	$1.23

EBITDA and Adjusted EBITDA
Net Income, As Reported	$214.4
Adjustments:
Interest Expense	123.8
Provision for Income Taxes	269.5
Depreciation	139.5
Amortization	37.9
EBITDA	785.0
Adjustments:
Share-Based Compensation	83.3
Severance and Restructuring Expenses	59.7
Inclined Sleeper Product Recalls	18.1
Sale of Assets	1.8
Adjusted EBITDA	$947.8

[1] Amounts may not sum due to rounding.
[2] For the year ended December 31, 2023, Mattel recorded an expense of $212.4 million related to the release of foreign deferred tax assets and a benefit of $51.0 million upon the establishment of deferred tax assets related to an intra-group transfer of certain IP rights.

[3] The aggregate tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments and dividing by the reported weighted average number of common and potential common shares.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

For the Year Ended December 31,
(In millions, except percentage information)	2023
Tax Rate
Income Before Income Taxes, As Reported	$465.4
Adjustments:
Severance and Restructuring Expenses	59.7
Inclined Sleeper Product Recalls	18.1
Sale of Assets	1.8
Income Before Income Taxes, As Adjusted	$544.9

Provision for Income Taxes, As Reported	$269.5
Adjustments:
Changes to Deferred Tax Assets[2]	(161.4)
Tax Effect of Adjustments[3]	15.3
Provision for Income Taxes, As Adjusted	$123.4

Tax Rate, As Reported	58%
Tax Rate, As Adjusted	23%

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$869.8
Capital Expenditures	(160.3)
Free Cash Flow	$709.5

[1] Amounts may not sum due to rounding.
[2] For the year ended December 31, 2023, Mattel recorded an expense of $212.4 million related to the release of foreign deferred tax assets and a benefit of $51.0 million upon the establishment of deferred tax assets related to an intra-group transfer of certain IP rights.

[3] Tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

WORLDWIDE NET SALES AND GROSS BILLINGS1 (Unaudited)2

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2024	2023	% Change as Reported	% Change in Constant Currency	2024	2023	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Worldwide Net Sales:
Net Sales	$1,079.7	$1,087.2	-1%	—%	$1,889.2	$1,901.7	-1%	-1%

Worldwide Gross Billings by Categories:
Dolls	$414.0	$440.5	-6%	-5%	$708.5	$746.6	-5%	-5%
Infant, Toddler, and Preschool	190.3	197.3	-4	-3	325.3	347.5	-6	-7
Vehicles	369.7	363.8	2	2	667.4	647.4	3	3
Action Figures, Building Sets, Games, and Other	227.3	225.9	1	1	399.0	397.4	—	—
Gross Billings	$1,201.3	$1,227.5	-2%	-2%	$2,100.3	$2,138.8	-2%	-2%

Supplemental Gross Billings Disclosure

Worldwide Gross Billings by Top 3 Power Brands:
Barbie	$266.1	$282.7	-6%	-5%	$443.5	$459.6	-3%	-3%
Hot Wheels	327.4	315.2	4	5	585.5	560.1	5	5
Fisher-Price[3]	135.9	123.3	10	11	229.3	216.4	6	6
Other	471.9	506.3	-7	-6	841.9	902.8	-7	-7
Gross Billings	$1,201.3	$1,227.5	-2%	-2%	$2,100.3	$2,138.8	-2%	-2%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.
[3] Beginning in the first quarter of 2024, the Fisher-Price power brand was revised to exclude Baby Gear and Imaginext products. Prior period amounts have been reclassified to conform to the current presentation.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2,3

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2024	2023	% Change as Reported	% Change in Constant Currency	2024	2023	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
North America Net Sales:
Net Sales	$606.5	$624.5	-3%	-3%	$1,084.3	$1,094.9	-1%	-1%

North America Gross Billings by Categories:
Dolls	$231.1	$239.2	-3%	-3%	$395.9	$406.3	-3%	-3%
Infant, Toddler, and Preschool	111.6	119.9	-7	-7	192.1	207.1	-7	-7
Vehicles	166.8	173.5	-4	-4	317.0	315.7	—	—
Action Figures, Building Sets, Games, and Other	137.3	133.0	3	3	248.3	239.3	4	4
Gross Billings	$646.9	$665.7	-3%	-3%	$1,153.3	$1,168.4	-1%	-1%

Supplemental Gross Billings Disclosure

North America Gross Billings by Top 3 Power Brands:
Barbie	$140.0	$148.1	-5%	-5%	$232.4	$237.7	-2%	-2%
Hot Wheels	144.6	146.9	-2	-1	271.3	266.6	2	2
Fisher-Price[4]	78.4	70.3	11	12	132.1	119.4	11	11
Other	283.9	300.4	-5	-5	517.5	544.8	-5	-5
Gross Billings	$646.9	$665.7	-3%	-3%	$1,153.3	$1,168.4	-1%	-1%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.
3 In the first quarter of 2024, Mattel's American Girl business was integrated into its North America commercial organization and is reported within the North America operating segment. Prior period amounts have been reclassified to conform to the current period presentation.

[4] Beginning in the first quarter of 2024, the Fisher-Price power brand was revised to exclude Baby Gear and Imaginext products. Prior period amounts have been reclassified to conform to the current presentation.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2024	2023	% Change as Reported	% Change in Constant Currency	2024	2023	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
International Net Sales by Geographic Area:
EMEA	$250.7	$241.7	4%	4%	$435.9	$451.0	-3%	-4%
Latin America	134.6	138.0	-2	-1	214.2	213.6	—	—
Asia Pacific	88.0	83.0	6	9	154.8	142.2	9	12
Net Sales	$473.2	$462.7	2%	3%	$805.0	$806.8	—%	—%

International Gross Billings by Geographic Area:
EMEA	$296.3	$303.8	-2%	-2%	$519.7	$555.7	-6%	-7%
Latin America	156.8	160.7	-2	-1	249.4	248.4	—	—
Asia Pacific	101.4	97.3	4	7	177.9	166.2	7	10
Gross Billings	$554.5	$561.8	-1%	—%	$947.0	$970.4	-2%	-3%

International Gross Billings by Categories:
Dolls	$182.9	$201.4	-9%	-8%	$312.7	$340.2	-8%	-8%
Infant, Toddler, and Preschool	78.7	77.4	2	2	133.2	140.4	-5	-6
Vehicles	202.9	190.2	7	8	350.4	331.7	6	6
Action Figures, Building Sets, Games, and Other	90.0	92.9	-3	-3	150.6	158.1	-5	-5
Gross Billings	$554.5	$561.8	-1%	—%	$947.0	$970.4	-2%	-3%

Supplemental Gross Billings Disclosure

International Gross Billings by Top 3 Power Brands:
Barbie	$126.0	$134.6	-6%	-5%	$211.1	$221.9	-5%	-5%
Hot Wheels	182.9	168.3	9	10	314.2	293.6	7	7
Fisher-Price[3]	57.6	53.0	9	9	97.2	97.0	—	-1
Other	188.0	205.9	-9	-8	324.4	358.0	-9	-10
Gross Billings	$554.5	$561.8	-1%	—%	$947.0	$970.4	-2%	-3%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.
[3] Beginning in the first quarter of 2024, the Fisher-Price power brand was revised to exclude Baby Gear and Imaginext products. Prior period amounts have been reclassified to conform to the current presentation.